AMENDMENT TO RIGHTS AGREEMENT

THIS AMENDMENT TO RIGHTS AGREEMENT (the “Amendment”) is made and entered into as of December 19th, 2008 by and between BIOLASE TECHNOLOGY, INC., a Delaware corporation (the “Company”), and COMPUTERSHARE TRUST COMPANY, N.A., a federally chartered trust company, as successor rights agent to U.S. Stock Transfer Corporation, a California corporation (the “Rights Agent”).

WHEREAS, the Company and the Rights Agent entered into a Rights Agreement dated as of December 31, 1998 (the “Agreement”); and

WHEREAS, the Company and the Rights Agent desire to extend the expiration date of the Agreement;

NOW, THEREFORE, for good consideration, the adequacy of which is hereby acknowledged, the parties hereby agree to amend the Agreement as follows:

1.	Section 1 is hereby amended as follows:

a.	in the “Close of Business” definition, by deleting both references to “Los Angeles” and replacing each reference with “Eastern”; and

b.	by replacing ““Expiration Date” shall mean December 31, 2008.” with ““Expiration Date” shall mean December 31, 2018.”

2.	Section 2 is hereby amended as follows:

a.	by deleting “and the holders of Rights” in the first sentence thereof; and

b.	by inserting the following at the end of the second sentence thereof, “upon ten (10) days’ prior written notice to the Rights Agent. The Rights Agent shall have no duty to supervise, and shall in no event be liable for, the acts or omissions of any such co-Rights Agent.”

3.	Section 5 is hereby amended by deleting “manually countersigned” in the second sentence thereof and replacing it with “countersigned, either manually or by facsimile signature”.

4.	Section 21 is hereby amended as follows:

a.	In the fifth sentence thereof, delete “having a principal office in New York or California”;

b.	In the fifth sentence thereof, insert “, including its Affiliates, “ after “surplus” and before “of”; and

c.	Insert the following sentence after the first sentence thereof:

“In the event the transfer agency relationship in effect between the Company and the Rights Agent terminates, the Rights Agent will be deemed to have resigned automatically and be discharged from its duties under this Agreement as of the effective date of such termination, and the Company shall be responsible for sending any required notice.”

5.	Section 26 is hereby amended to delete the Rights Agent address information in its entirety and replace it with the following:

Computershare Trust Company, N.A.

1745 Gardena Avenue
Glendale, CA 91204

Attention: Client Services

6.	The Rights Agreement is hereby amended to insert a new section, as follows:

“Section 35. Force Majeure. Notwithstanding anything to the contrary contained herein, the Rights Agent shall not be liable for any delays or failures in performance resulting from acts beyond its reasonable control including, without limitation, acts of God, terrorist acts, shortage of supply, breakdowns or malfunctions, interruptions or malfunction of computer facilities, or loss of data due to power failures or mechanical difficulties with information storage or retrieval systems, labor difficulties, war, or civil unrest.”

7.	Exhibit A to the Agreement is hereby replaced, in its entirety, with the Exhibit A attached hereto.

Except as modified hereby, the Agreement is reaffirmed in all respects, and all references therein to “the Agreement” shall mean the Agreement, as modified hereby.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

BIOLASE TECHNOLOGY, INC.
Attest:
By:	David Mulder	By:	Jake St. Philip

	Name: David Mulder		Name: Jake St. Philip
	Title: CFO		Title: CEO
COMPUTERSHARE TRUST COMPANY, N.A.
Attest:
By:	/s/ John M. Wahl	By:	/s/ Kellie Gwinn

	Name: John M. Wahl		Name: Kellie Gwinn
	Title: Corporate Trust Officer		Title: Vice President

EXHIBIT A

Form of Right Certificate

Certificate No.      Rights

NOT EXERCISABLE UNTIL THE OCCURRENCE OF CERTAIN EVENTS SPECIFIED IN THE RIGHTS AGREEMENT HEREIN DESCRIBED OR AFTER THE LATER OF DECEMBER 31, 2018 OR THE TENTH ANNIVERSARY OF THE “DISTRIBUTION DATE” (AS THAT TERM IS DEFINED IN THE RIGHTS AGREEMENT HEREAFTER REFERRED TO), UNLESS EARLIER REDEEMED. THE RIGHTS ARE SUBJECT TO REDEMPTION AT $0.001 PER RIGHT AS SPECIFIED IN THE RIGHTS AGREEMENT. AS SPECIFIED IN THE RIGHTS AGREEMENT, RIGHTS BENEFICIALLY OWNED BY A “15% STOCKHOLDER” (AS THAT TERM IS DEFINED IN THE RIGHTS AGREEMENT) OR ANY SUBSEQUENT HOLDER OF SUCH RIGHTS SHALL BECOME AND THEREAFTER BE NULL AND VOID.

RIGHT CERTIFICATE

This certifies that      , or registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of December 31, 1998, between BioLase Technology, Inc., a Delaware corporation (the “Company”), and Computershare Trust Company, N.A., a federally chartered trust company (as successor rights agent to U.S. Stock Transfer Corporation, a California corporation) (the “Rights Agent”), as amended (the “Rights Agreement”) to purchase from the Company at any time after the Distribution Date (as such term is defined in the Rights Agreement) and prior to 5:00 P.M. (New York time) on the later of December 31, 2018 or the tenth anniversary of the Distribution Date at the office or agency of the Rights Agent at Suite 200, 1745 Gardena Avenue, Glendale, California 91204 or at the office of its successor as Rights Agent, one one-hundredth of a fully paid non-assessable share of Series B Junior Participating Cumulative Preferred Stock, par value $0.001 per share (the “Preferred Shares”), of the Company, at a purchase price of $    per one one-hundredth of a Preferred Share (the “Purchase Price”), upon presentation and surrender of this Right Certificate with the Form of Election to Purchase properly completed and duly executed. The number of Rights evidenced by this Right Certificate (and the number of one one-hundredths of a Preferred Share which may be purchased upon exercise thereof) set forth above, and the Purchase Price per one one-hundredths of a Preferred Share set forth above, are the number and Purchase Price as of      ,      , based on the Preferred Shares as constituted at such date.

As provided in the Rights Agreement, the Purchase Price and the number of Preferred Shares which may be purchased upon the exercise of the Rights evidenced by this Right Certificate are subject to modification and adjustment upon the occurrence of certain events. This Right Certificate is subject to all of the terms, provisions and conditions of the Rights Agreement, which terms, provisions and conditions are hereby incorporated herein by reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights, limitations of rights, obligations, duties and immunities hereunder of the Rights Agent, the Company and the holders of the Right Certificates. Copies of the Rights Agreement are on file at the principal executive offices of the Company and the above-mentioned offices of the Rights Agent.

This Right Certificate, with or without other Right Certificates, upon surrender at the office or agency of the Rights Agent at Suite 200, 1745 Gardena Avenue, Glendale, California 91204 may be exchanged for another Right Certificate or Right Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of Preferred Shares as the Rights evidenced by the Right Certificate or Right Certificates surrendered shall have entitled such holder to purchase. If this Right Certificate shall be exercised in part, the holder shall be entitled to receive upon surrender hereof another Right Certificate or Right Certificates for the number of whole Rights not exercised. Pursuant to the provisions of the Rights Agreement, the Rights evidenced by this Certificate may be, but are not required to be, redeemed by the Company at a redemption price of $.001 per Right.

No fractional Preferred Shares will be issued upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-hundredth of a Preferred Share, which may, at the election of the Company, be evidenced by depositary receipts), but in lieu thereof, a cash payment will be made, as provided in the Rights Agreement.

No holder of this Right Certificate shall be entitled to vote or receive dividends or be deemed for any purpose the holder of Preferred Shares or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the Right or Rights evidenced by this Right Certificate shall have been exercised as provided in the Rights Agreement.

This Right Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Rights Agent.

WITNESS the facsimile signature of the proper officers of the Company and its corporate seal. Dated as of      ,      .

BIOLASE TECHNOLOGY, INC.
Attest:
By:		By:
	Name:		Name:
	Title:		Title:
COMPUTERSHARE TRUST COMPANY, N.A.
Attest:
By:		By:
	Name:		Name:
	Title:		Title:

Form of Reverse Side of Right Certificate

FORM OF ASSIGNMENT

(To be executed by the registered holder if such
holder desires to transfer the Right Certificates.)

FOR VALUE RECEIVED      hereby sells, assigns and transfers unto

(Please print name and address of transferee)

this Right Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint      Attorney, to transfer the within Right Certificate on the books of the within-named Company, with full power of substitution.

Dated:     ,

(Signature of Holder)

Signature Guaranteed:

(To be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by a “15% Stockholder” or an “Affiliate” or “Associate” thereof (as defined in the Rights Agreement).

(Signature of Holder)

Form of Reverse Side of Right Certificate — continued

FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to
exercise the Right Certificate.)

TO BIOLASE TECHNOLOGY, INC.

The undersigned hereby irrevocably elects to exercise      Rights represented by this Right Certificate to purchase the Preferred Shares issuable upon the exercise of such Rights and requests that certificates for such Preferred Shares be issued in the name of:

Please insert social security
or other identifying number

(Please print name and address)

If such number of Rights shall not be all the Rights evidenced by this Right Certificate, a new Right Certificate for the balance remaining of such Rights shall be registered in the name of and delivered to:

Please insert social security
or other identifying number

(Please print name and address)

Dated:     ,

Signature

(Signature must conform in all respects to
name of holder as specified on the face of this
Right Certificate in every particular, without
alteration or enlargement or any change
whatsoever)

Form of Reverse Side of Right Certificate — continued

Signature Guaranteed:

(To be completed if applicable)

The undersigned hereby certifies that the Rights evidenced by this Right Certificate are not beneficially owned by an “15% Stockholder” or an “Affiliate” or “Associate” thereof (as such terms are defined in the Rights Agreement).

Signature

NOTICE

The signature in the foregoing Forms of Assignment and Election must correspond to the name as written upon the face of this Right Certificate in every particular, without alteration or enlargement or any change whatsoever.

In the event the certification set forth above in the Forms of Assignment and Election is not completed, the Company will deem the beneficial owner of the Rights evidenced by this Right Certificate to be a 15% Stockholder or an Affiliate or Associate thereof (as defined in the Rights Agreement) and, in the case of an Assignment, will affix a legend to that effect on any Right Certificates issued in exchange for this Right Certificate.